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                                                                    EXHIBIT 21.1

                           MILLENNIUM CHEMICALS INC.

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
                                                                 STATE OR COUNTRY
                                                                 OF INCORPORATION
                                                                 ----------------
Millennium Chemicals Inc.                                     Delaware/U.K. Resident
  Millennium Overseas Holdings Limited                        United Kingdom
    Millennium Chemicals UK Holdings Limited                  United Kingdom
      Millennium Inorganic Chemicals Limited                  United Kingdom
        Millennium Inorganic Chemicals S.A.                   France
          Societe Immobiliere de la Cote Societe Anonyme      France
          Thann Chimie SNC                                    France
            Millennium Holdings Brasil Ltda.                  Brazil
              Millennium Inorganic Chemicals do Brasil S.A.
              (1)                                             Brazil
    Rutile Holdings Ltd.                                      United Kindgom
      SCMC Holdings B.V.                                      Netherlands
       Millennium Inorganic Chemicals Ltd.                    Australia
    Millennium America Holdings Inc.                          Delaware
        Millennium America Inc.                               Delaware
          Millennium Holdings Inc.                            Delaware
            Millennium Specialty Chemicals Inc.               Delaware
            Millennium Petrochemicals Inc.                    Virginia
              Millennium Petrochemicals GP LLC (2)            Delaware
              Millennium Petrochemicals LP LLC (2)            Delaware
              Millennium Methanol LP Inc. (3)                 Delaware
              Millennium Methanol GP Inc. (3)                 Delaware
            Millennium Inorganic Chemicals Inc.               Delaware
              HMB Holdings Inc.                               Delaware
                MHC Inc.                                      Delaware
                  LeMean Property Holdings Corporation        Delaware
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(1) Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the outstanding shares of Millennium Inorganic Chemicals do Brasil S.A.

(2) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.

(3) Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an 85% interest in La Porte Methanol Company, L.P.